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                                                                      EXHIBIT 21




                         SUBSIDIARIES OF THE REGISTRANT



The Registrant has the following wholly owned subsidiaries which do business under their respective legal names:

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Name                                               Place of Incorporation
----                                               ----------------------
WD-40 Manufacturing Company                        California, USA

WD-40 Products (Canada) Ltd.                       Ontario, Canada

WD-40 Company Limited                              London, England

WD-40 Company (Australia) Pty. Limited             New South Wales, Australia

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